Exhibit 99.1

CITI TRENDS ANNOUNCES FOURTH QUARTER & FULL YEAR 2019 RESULTS

Fourth quarter comparable store sales up 3.1%

Fourth quarter earnings per diluted share up 42% to $0.84, or up 49% to $0.88 on an adjusted basis*

Fourth quarter gross profit expands 235 basis points to 39.7%

Continued capital return program, returning $32 million to shareholders in fiscal 2019 and authorizing a new $30 million share repurchase program

Fiscal 2019 earnings per diluted share were $1.41, or $1.56 on an adjusted basis* exceeding prior guidance

Initial guidance for fiscal 2020 earnings per diluted share of $1.75 to $1.85 on an adjusted basis*

SAVANNAH, GA (March 13, 2020) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the fourth quarter and fiscal year ended February 1, 2020.

Financial Highlights – 13-week fourth quarter ended February 1, 2020

•	Total sales increased 4.9% to $211.0 million compared with $201.2 million in the fourth quarter of fiscal 2018
•	Comparable store sales increased 3.1%
•	Gross profit expands 235 basis points to 39.7% reflecting strong full price selling and lower markdown rates
•	Selling, general and administrative expenses de-leveraged 151 basis points to 32.1% primarily due to higher distribution center labor costs and the reversal of an accrual for incentive compensation in the prior year
•	Operating profit increased 27.7% to $11.3 million, or an operating profit margin of 5.3%, up 116 basis points as compared to the fourth quarter of fiscal 2018
•	Net income was $9.4 million compared with $7.3 million in the fourth quarter of fiscal 2018 on a GAAP basis, or $9.9 million* in the fourth quarter of fiscal 2019 when adjusted for interim CEO related expenses
•	Earnings per diluted share were $0.84 compared with $0.59 in the fourth quarter of fiscal 2018 on a GAAP basis, or $0.88* in the fourth quarter of fiscal 2019 when adjusted for interim CEO related expenses
•	Quarter-end inventory was down 1.1% comparing favorably to the 4.9% total sales increase for the fourth quarter, which led to a high quality inventory position entering the spring season

Financial Highlights – 52-week fiscal year ended February 1, 2020

•	Total sales increased 1.6% to $781.9 million compared with $769.6 in fiscal 2018
•	Comparable store sales decreased 0.1%
•	Net income was $16.5 million compared with $21.4 million in fiscal 2018 on a GAAP basis, or $18.2 million* in fiscal 2019 when adjusted for interim CEO related expenses, proxy contest-related expenses and asset impairment expenses
•	Earnings per diluted share were $1.41 compared with $1.64 in fiscal 2018 on a GAAP basis, or $1.56* in fiscal 2019 when adjusted for interim CEO related expenses, proxy contest-related expenses and asset impairment expenses, compared to $1.71* in fiscal 2018 on an adjusted basis
•	In fiscal 2019, Citi Trends opened 16 new stores; remodeled, relocated or expanded 25 stores; and closed 7 stores to end the year at a total of 571 open stores.

Executive Chairman Comments:

Peter Sachse, Executive Chairman, commented, “We ended 2019 on a high note with strong top and bottom line results that reflect continued progress on a number of our strategic initiatives. We successfully continued to shift our offering towards more non-apparel merchandise, while fueling our growth with lower inventory levels and faster turns, resulting in significantly higher gross profit. We are entering the spring season with current merchandise at lower inventory levels than in recent years, which will enable us to deliver a higher level of fresh fashion and drive our sales in the first half of the year. I am confident we are well positioned to achieve our three year objectives, including a net sales CAGR of approximately 8.5% reaching $1.0 billion in sales and delivering an EPS CAGR of 20-25%.”

Mr. Sachse continued, “Like many others, we are paying close attention to developments relating to the outbreak of the coronavirus (COVID-19). First and foremost, we are focused on the health and safety of our employees and customers, as well as planning for business continuity. We are closely monitoring local, state and federal government agencies to ensure we follow best practices surrounding the coronavirus. The extent and duration of the impacts that the coronavirus may have on our business are not known at this time, but we are monitoring developments in order to be in a position to take appropriate action.”

Guidance

•	For the first five plus weeks of fiscal 2020, the Company is +3.6% in comparable stores sales, despite a delay in income tax refunds that materially affected the third week of February.
•	The Company’s guidance for first quarter earnings per diluted share is in a range of $0.87 to $0.91* on an adjusted basis, which excludes an expected $0.04 per share impact of management transition costs and compares with last year’s first quarter of $0.72* on an adjusted basis.
•	The Company’s guidance for the first quarter is based on a comparable store sales increase of approximately 2.5% to 3.0%.
•	For fiscal 2020, the Company expects diluted earnings per share to be in a range of $1.75 to $1.85* on an adjusted basis, assuming a comparable store sales increase in a range of 2.5% to 3.5%, compared with adjusted diluted earnings per share of $1.56* in fiscal 2019.

The Company’s 2020 guidance does not include any potential impact related to the coronavirus.

Long-Term Strategic Plan Update

The Company is continuing to make meaningful progress on its long-term strategic plan, including:

•	Approving 22 of the planned 30 store openings for fiscal 2020
•	Completing 20 of the 50 planned remodels for fiscal 2020 with the remaining 30 targeted for completion by the end of May 2020
•	Hiring Deloitte to identify and execute our strategic systems road map
•	Making significant improvements to the Company’s supply chain, including reducing freight costs and efficiencies within the distribution centers

Capital Return Program

As previously announced on November 26, 2019, the Company’s Board of Directors authorized a $25 million share repurchase program. Since that announcement, the Company has completed that repurchase program. Since the beginning of 2019, the Company has returned approximately $32 million to its shareholders in the form of share repurchases and dividends.

The Company’s Board of Directors today announced the authorization of another $30 million share repurchase program. The Company expects to fund the share repurchase program from cash on hand.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET. The number to call for the live interactive teleconference is (212) 231-2931. A replay of the conference call will be available until March 20, 2020, by dialing (402) 977-9140 and entering the passcode, 21951761.

The live broadcast of Citi Trends' conference call will be available online at the Company's website, www.cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET. The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel, accessories and home goods for the entire family. The Company operates 574 stores located in 33 states. Citi Trends’ website address is www.cititrends.com. CTRN-G

*Non-GAAP Financial Measures

The historical non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release. The Company is unable to provide a full reconciliation of the GAAP and non-GAAP measures used in 2020 guidance without unreasonable effort because it is not possible to predict certain of its adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of the Company’ control and its unavailability could have a significant impact on its financial results.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives of management for future operations and our intentions and ability to pay dividends and complete any share repurchase authorizations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in the Company’s filings with the Securities and Exchange Commission, including those set forth under the heading “Item 1A. Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 2, 2019. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, the impact of potential global health emergencies such as COVID-19 (coronavirus), including potential negative impacts on the global economy and foreign sourcing, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends. Any forward-looking statements by the Company, with respect to guidance, the Company’s intention to declare and pay dividends, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	February 1, 2020	February 2, 2019
	(unaudited)	(unaudited)
Net sales	$211,013	$201,158

Cost of sales (exclusive of depreciation shown separately below)	(127,311)	(126,095)
Selling, general and administrative expenses	(67,654)	(61,460)
Depreciation	(4,794)	(4,636)
Asset impairment	-	(152)
Income from operations	11,254	8,815
Interest income	363	374
Interest expense	(41)	(40)
Income before income taxes	11,576	9,149
Income tax expense	(2,154)	(1,802)
Net income	$9,422	$7,347

Basic net income per common share	$0.84	$0.59
Diluted net income per common share	$0.84	$0.59

Weighted average number of shares outstanding
Basic	11,202	12,447
Diluted	11,271	12,471

	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	February 1, 2020	February 2, 2019
	(unaudited)	(unaudited)
Net sales	$781,925	$769,553

Cost of sales (exclusive of depreciation shown separately below)	(484,740)	(476,326)
Selling, general and administrative expenses	(259,629)	(247,938)
Depreciation	(18,535)	(18,886)
Asset impairment	(472)	(1,274)
Income from operations	18,549	25,129
Interest income	1,577	1,353
Interest expense	(158)	(154)
Income before income taxes	19,968	26,328
Income tax expense	(3,465)	(4,954)
Net income	$16,503	$21,374

Basic net income per common share	$1.41	$1.64
Diluted net income per common share	$1.41	$1.64

Weighted average number of shares outstanding
Basic	11,674	13,030
Diluted	11,699	13,070

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	February 1, 2020	February 2, 2019
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$19,923	$17,863
Short-term investment securities	27,562	50,350
Inventory	138,258	139,841
Prepaid and other current assets	15,464	17,544
Property and equipment, net	64,985	56,224
Operating lease right of use assets (1)	169,854	-
Long-term investment securities	15,675	8,883
Other noncurrent assets	7,424	7,284
Total assets	$459,145	$297,989

Liabilities and Stockholders' Equity:
Accounts payable	$79,596	$73,391
Accrued liabilities	27,768	28,057
Current operating lease liabilities (1)	42,944	-
Other current liabilities	554	921
Noncurrent operating lease liabilities (1)	135,316	-
Noncurrent liabilities	1,923	8,195
Total liabilities	288,101	110,564

Total stockholders' equity	171,044	187,425
Total liabilities and stockholders' equity	$459,145	$297,989

(1)  Lease assets and liabilities recorded in connection with the adoption of ASU No. 2016-02, Leases (Topic 842)

CITI TRENDS, INC.

RECONCILIATION OF GAAP BASIS OPERATING RESULTS TO

ADJUSTED NON-GAAP OPERATING RESULTS

(unaudited)

(in thousands, except per share data)

The Company makes reference in this release to net income adjusted for proxy contest and interim CEO related expenses and earnings per diluted share adjusted for proxy contest expenses, interim CEO related expenses and asset impairment expenses for the thirteen and fifty-two weeks ended February 1, 2020, as well as the fifty-two weeks ended February 2, 2019 and the thirteen weeks ended May 4, 2019. The Company believes that excluding proxy contest expenses, interim CEO related expenses and asset impairment expenses together with their related tax effects from its financial results reflects operating results that are more indicative of the Company's ongoing operating performance while improving comparability to prior and future periods, and as such, may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for net income or earnings per diluted share prepared in accordance with generally accepted accounting principles (GAAP).

	Fifty-Two Weeks Ended February 1, 2020
	As Reported	Adjustment (1)	Adjustment (2)	Adjustment (3)	As Adjusted
	(unaudited)	(unaudited)			(unaudited)
Net sales	$781,925	$-	$-	$-	$781,925

Cost of sales (exclusive of depreciation shown separately below)	(484,740)	-	-	-	(484,740)
Selling, general and administrative expenses	(259,629)	571	1,042	-	(258,016)
Depreciation	(18,535)	-	-	-	(18,535)
Asset impairment	(472)	-	-	472	-
Income from operations	18,549	571	1,042	472	20,634
Interest income	1,577	-	-	-	1,577
Interest expense	(158)	-	-	-	(158)
Income before income taxes	19,968	571	1,042	472	22,053
Income tax expense	(3,465)	(99)	(181)	(82)	(3,827)
Net income	$16,503	$472	$861	$390	$18,226

Basic net income per common share	$1.41				$1.56
Diluted net income per common share	$1.41				$1.56

Weighted average number of shares outstanding
Basic	11,674				11,674
Diluted	11,699				11,699

 (1)  Interim CEO related expenses and related tax effects

 (2)  Proxy contest expenses and related tax effects

 (3)  Asset impairment expenses and related tax effects

	Thirteen Weeks Ended February 1, 2020
	As Reported	Adjustment (1)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)
Net sales	$211,013	$-	$211,013

Cost of sales (exclusive of depreciation shown separately below)	(127,311)	-	(127,311)
Selling, general and administrative expenses	(67,654)	571	(67,083)
Depreciation	(4,794)	-	(4,794)
Asset impairment	-	-	-
Income from operations	11,254	571	11,825
Interest income	363	-	363
Interest expense	(41)	-	(41)
Income before income taxes	11,576	571	12,147
Income tax expense	(2,154)	(106)	(2,260)
Net income	$9,422	$465	$9,887

Basic net income per common share	$0.84		$0.88
Diluted net income per common share	$0.84		$0.88

Weighted average number of shares outstanding
Basic	11,202		11,202
Diluted	11,271		11,271

	Thirteen Weeks Ended May 4, 2019
	As Reported	Adjustment (2)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)
Net sales	$205,032	$-	$205,032

Cost of sales (exclusive of depreciation shown separately below)	(128,238)	-	(128,238)
Selling, general and administrative expenses	(63,447)	1,042	(62,405)
Depreciation	(4,614)	-	(4,614)
Income from operations	8,733	1,042	9,775
Interest income	379	-	379
Interest expense	(38)	-	(38)
Income before income taxes	9,074	1,042	10,116
Income tax expense	(1,286)	(148)	(1,434)
Net income	$7,788	$894	$8,682

Basic net income per common share	$0.65		$0.72
Diluted net income per common share	$0.65		$0.72

Weighted average number of shares outstanding
Basic	11,976		11,976
Diluted	12,006		12,006

(1)  Interim CEO related expenses and related tax effects

(2)  Proxy contest expenses and related tax effects

	Fifty-Two Weeks Ended February 2, 2019
	As Reported	Adjustment (1)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)
Net sales	$769,553	$-	$769,553

Cost of sales (exclusive of depreciation shown separately below)	(476,326)	-	(476,326)
Selling, general and administrative expenses	(247,938)	-	(247,938)
Depreciation	(18,886)	-	(18,886)
Asset impairment	(1,274)	1,274	-
Income from operations	25,129	1,274	26,403
Interest income	1,353	-	1,353
Interest expense	(154)	-	(154)
Income before income taxes	26,328	1,274	27,602
Income tax expense	(4,954)	(240)	(5,194)
Net income	$21,374	$1,034	$22,408

Basic net income per common share	$1.64		$1.72
Diluted net income per common share	$1.64		$1.71

Weighted average number of shares outstanding
Basic	13,030		13,030
Diluted	13,070		13,070

(1)  Asset impairment expenses and related tax effects